EXHIBIT 15.1

                  ACCOUNTANTS' AWARENESS LETTER


June 27, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 10, 2000, on our review of interim financial information of Global Marine Inc. (the "Company") as of and for the period ended March 31, 2000, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Post-Effective Amendment No. 1, dated June 27, 2000, to the Registration Statement on Form S-8 (No. 33-40961).

Very truly yours,

s / PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP